                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                       January 9, 1998 (October 24, 1997)

                     GLENBOROUGH REALTY TRUST INCORPORATED

                          -----------------------------

             (Exact name of registrant as specified in its charter)

    Maryland                       001-14162                        94-3211970
---------------                   ------------                    -------------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                     I.D. Number)
incorporation)

        400 South El Camino Real, Ste. 1100, San Mateo, California 94402
                    (Address of principal executive offices)

       Registrant's Telephone number, including area code: (650) 343-9300

Glenborough Realty Trust Incorporated (the "Company") hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 10, 1997, to file the Financial Statements and Exhibits of the Company relating to the acquisition of the Copley Properties
(as defined in such Form 8-K).

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)     FINANCIAL STATEMENTS

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS        4

                Combined statements of revenues and certain
                expenses of the Copley Properties.              5

                Notes to combined statements of revenues and
                certain expenses of the Copley Propeties        6

        (b)     PRO FORMA FINANCIAL STATEMENTS

                Pro Forma Consolidated Balance Sheet as of
                September 30, 1997 with accompanying notes
                and adjustments                                 8

                Pro Forma Consolidated Statement of
                Operations for the nine months ended
                September 30, 1997, and the year ended
                December 31, 1996, with accompanying notes
                and adjustments                                 17

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GLENBOROUGH REALTY TRUST INCORPORATED


                               By: Glenborough Realty Trust Incorporated




Date:  January 9, 1998         /s/ TERRI GARNICK
                               -----------------------------------------
                               Senior Vice President,
                               Chief Accounting Officer,
                               Treasurer
                               (Principal Accounting Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Glenborough Realty Trust Incorporated:

     We have audited the accompanying combined statement of revenues and certain expenses of the Copley Properties, as defined in Note 1, for the year ended December 31, 1996. This combined financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and expenses of the Copley Properties.

     In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Copley Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP
San Francisco, California
October 10, 1997

                     GLENBOROUGH REALTY TRUST INCORPORATED

            COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                             THE COPLEY PROPERTIES
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                                          YEAR
                                                                    NINE MONTHS           ENDED
                                                                ENDED SEPTEMBER 30,      DECEMBER
                                                                        1997               31,
                                                                    (UNAUDITED)           1996
                                                                    --------------     -----------
REVENUES..........................................................      $5,115           $ 6,460
CERTAIN EXPENSES
  Operating.......................................................         706               795
  Real estate taxes...............................................         305               421
                                                                        ------            ------
                                                                         1,011             1,216
                                                                        ------            ------
REVENUES IN EXCESS OF CERTAIN EXPENSES............................      $4,104           $ 5,244
                                                                        ======            ======

        The accompanying notes are an integral part of these statements.

                     GLENBOROUGH REALTY TRUST INCORPORATED

        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
                             THE COPLEY PROPERTIES
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICY.

     Property Acquired -- The accompanying combined statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the properties listed below (collectively "the Copley Properties") acquired by the Company from an unaffiliated third party.

                         PROPERTY                             CITY       STATE        TYPE
    ---------------------------------------------------    ----------    -----     -----------
    Fairmont Commerce Center...........................    Tempe         AZ        Industrial
    Post Palms ........................................    Las Vegas     NV        Office/Flex
    Columbia Warehouse.................................    Columbia      MD        Office/Flex
    Palms Business Center North........................    Las Vegas     NV        Office/Flex
    Palms Business Center South........................    Las Vegas     NV        Office/Flex
    Palms Business Center III..........................    Las Vegas     NV        Office/Flex
    Palms Business Center IV...........................    Las Vegas     NV        Office/Flex
    East Anaheim.......................................    Anaheim       CA        Industrial

     Basis of Presentation -- The accompanying combined statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of the Copley Properties for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Copley Properties; however, the Company is not aware of any material factors relating to the Copley Properties that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest expense, depreciation and amortization and other costs not directly related to the future operations of the Copley Properties.

     These combined financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission.

     Revenue Recognition -- All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

2. LEASING ACTIVITY

     The minimum future rental revenues from leases in effect as of October 1, 1997 are as follows (in thousands):

                                       YEAR                              AMOUNT
            ----------------------------------------------------------  --------
            1997 (three months).......................................  $  1,298
            1998......................................................     3,349
            1999......................................................     1,958
            2000......................................................     1,172
            2001......................................................       378
            2002......................................................       419
            Thereafter................................................        --
                                                                        --------
                      Total...........................................  $  8,574
                                                                        ========

     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $872 (unaudited) for the nine months ended September 30, 1997 and $1,130 for the year ended December 31, 1996. Certain leases contain lessee renewal options.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited, pro forma consolidated balance sheet as of September 30, 1997 has been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent Activities -- 1998 and 1997 Completed Acquisitions;" (ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center, as described under the caption "Recent Activities -- Pending Acquisitions;" (iii) the Offering and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering and the application of the net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) repayment of certain mortgage loans, the Company's previous $50 million line of credit a $114 million interim unsecured loan and a portion of the Interim Loan; and (vii) the sale of one QuikTrip property and the Summer Breeze property and the use of these sales proceeds for the repayment of related mortgage debt and for the funding of certain property acquisitions, (viii) the GRCAA transaction as described under the caption "Recent Activities -- Financing
Activities -- Private Equity Issuance" as if each of such transactions had been completed on September 30, 1997.

     The following unaudited, pro forma consolidated statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect: (i) all property acquisitions completed in 1997 and in 1998 through the date hereof, as described under "Recent
Activities -- 1998 and 1997 Completed Acquisitions," and the property acquisitions completed in 1996, as described in footnote of the Notes and Adjustments to Pro Forma Consolidated Balance Sheet as of September 30, 1997;
(ii) the Pending Acquisitions of the Pru-Bache Portfolio, the Eaton & Lauth Portfolio and Capitol Center described under "Recent Activities -- Pending Acquisitions;" (iii) the Offering and the application of the net proceeds therefrom as set forth in "Use of Proceeds;" (iv) the October 1997 Offering, the July 1997 Offering, the March 1997 Offering and the October 1996 Offering and the application of the respective net proceeds therefrom; (v) debt assumed and borrowings under the Interim Loan and the Acquisition Credit Facility, as described under the caption "Recent Activities -- Financing Activities;" (vi) the repayment of certain mortgage loans, the Company's previous $50 million line of credit a $114 million interim unsecured loan, a portion of the Interim Loan;
(vii) the sale of the two All American Industrial Properties, the six Atlanta Auto Care Center properties, ten QuikTrip properties and the Summer Breeze property, and use of sale proceeds for the repayment of related mortgage debt and the funding of certain property acquisitions; (viii) the collection on the Hovpark mortgage loan receivable; and (ix) the sale of various properties held by the partnerships managed by the Associated Companies to the Company as described under "Recent Activities" and the sale of various properties held by the partnerships managed by the Associated Companies to third parties, as if each of such transactions had been completed on January 1, 1996.

     These unaudited, pro forma consolidated financial statements should be read in conjunction with the financial statements and related notes of the Company included herein and in the Company's reports filed under the Exchange Act which are incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions have been made.

     The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results of which would have occurred if the transactions had been consummated in the periods presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations, or cash flows for future periods.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                       COMPLETED          PENDING                     REPAYMENT OF        OTHER
                    HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   OFFERING(4)      DEBT(5)      ADJUSTMENTS(6)   PRO FORMA
                    -------------   ---------------   ---------------   -----------   -------------   --------------   ----------
ASSETS
  Rental property,
    net...........    $ 588,644        $ 633,820         $ 156,030       $      --      $      --        $ (4,658)     $1,373,836
  Investments in
    Associated
    Companies.....        7,567               --                --              --             --              --           7,567
  Mortgage loans
    receivable,
    net...........        3,622               --                --              --             --              --           3,622
  Cash and cash
    equivalents...        2,770            4,064           (80,540)        191,500       (134,177)         17,383           1,000
  Other Assets....       13,373            2,518                --              --             --              --          15,891
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
         Assets...    $ 615,976        $ 640,402         $  75,490       $ 191,500      $(134,177)       $ 12,725      $1,401,916
                       ========         ========          ========        ========      =========         =======      ==========
LIABILITIES
  Acquisition
    Credit
    Facility......    $      --        $ 179,755             7,990       $      --      $      --        $     --      $  187,745
  Line of
    Credit........       28,865          (28,865)               --              --             --              --              --
  Mortgage
    loans.........      114,580          183,940            36,280              --        (68,009)         (2,590)        264,201
  Interim Loan....           --          150,000                --              --        (59,721)             --          90,279
  Interim
    unsecured
    loan..........      114,000         (114,000)               --              --             --              --              --
  Other
    liabilities...       11,216            1,880               720              --             --              --          13,816
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
    Liabilities...      268,661          372,710            44,990              --       (127,730)         (2,590)        556,041
                       --------         --------          --------        --------      ---------         -------      ----------
MINORITY INTEREST        36,012               --            24,500              --             --          13,663          74,175
                       --------         --------          --------        --------      ---------         -------      ----------
STOCKHOLDERS'
  EQUITY
  Common stock....           20               11                --              --             --              --              31
  Series A
    Preferred
    stock.........           --               --                --         191,500             --              --         191,500
  Additional
    paid-in.......      321,771          267,681             6,000              --             --             450         595,902
  Deferred
   compensation...         (257)              --                --              --             --              --            (257)
  Retained
    earnings......      (10,231)              --                --              --         (6,447)          1,202         (15,476)
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
         Equity...      311,303          267,692             6,000         191,500         (6,447)          1,652         771,700
                       --------         --------          --------        --------      ---------         -------      ----------
        Total
       liabilities
          and
     Stockholders'
         Equity...    $ 615,976        $ 640,402         $  75,490       $ 191,500      $(134,177)       $ 12,725      $1,401,916
                       ========         ========          ========        ========      =========         =======      ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

1. Reflects the historical consolidated balance sheet of the Company as of September 30, 1997, which includes the acquisitions of the following properties and property portfolios:

                                                    PURCHASE PRICE
                         PROPERTY                     (IN 000'S)          DATE ACQUIRED
        ------------------------------------------  --------------     -------------------
        Citibank Park Property....................     $ 23,300        September 30, 1997
        Advance Properties........................      103,000        September 12, 1997
        T. Rowe Price Properties..................      146,800        September 12, 1997
        Centerstone Property......................       30,400        July 1, 1997
        CRI Properties............................       14,800        June 18, 1997
        CIGNA Properties..........................       45,400        April 29, 1997
        E&L Properties............................       22,200        April 18, 1997
        Riverview Property........................       20,500        April 14, 1997
        Lennar Properties.........................       23,200        April 8, 1997
        Scottsdale Hotel..........................       12,100        February 28, 1997
        Carlsberg Properties......................       23,200        November 19, 1996
        TRP Properties............................       43,800        October 17, 1996
        Bond Street Property......................        3,200        September 24, 1996
        Kash n' Karry Property....................        1,600        August 2, 1996
        San Antonio Hotel.........................        2,800        August 1, 1996
        UCT Property..............................       18,800        July 15, 1996

     Citibank Park. In September 1997, the Company acquired Citibank Park, a 147,978 square-foot office building in Las Vegas, Nevada. The total acquisition cost, including capitalized costs, was approximately $23.3 million, which consisted of: (i) approximately $1.66 million in the form of 61,211 partnership units in the Operating Partnership (based on an agreed per unit value of $27.156); and (ii) the balance in cash.

     Advance Properties. In September 1997, the Company acquired from a group of partnerships affiliated with The Advance Group, the Advance Properties, a portfolio of 10 Properties aggregating 755,006 square feet. The total acquisition cost, including capitalized costs, was approximately $103.0 million, which consisted of: (i) approximately $13.6 million in the form of 599,508 partnership units in the Operating Partnership (based on an agreed per unit value of $22.625); (ii) approximately $7.4 million in assumption of debt; and (iii) the balance in cash. The Advance Properties consist of five office Properties and three office/flex Properties located in northern New Jersey and Maryland and two industrial Properties located in northern New Jersey. Concurrent with this acquisition, the Company entered into a joint venture with The Advance Group for the development of selected new projects. This joint venture owns 57 acres of land suitable for office and office/flex development of up to 560,000 square feet.

     T. Rowe Price Properties. In September 1997, the Company acquired from five limited partnerships, two general partnerships and one private REIT, the T. Rowe Price Properties, a portfolio of 27 properties aggregating approximately 2,888,000 square feet. The total acquisition cost, including capitalized costs, was approximately $146.8 million, which was paid entirely in cash. The T. Rowe Price Properties consist of four office Properties, 12 office/flex Properties, eight industrial Properties and three retail Properties located in 12 states.

     Centerstone Property. In July 1997, the Company acquired the Centerstone Property, an office property containing 157,579 square feet located in Irvine, California. The total acquisition cost, including capitalized costs, was approximately $30.4 million, which consisted of: (i) approximately $5.5 million in

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     the form of 275,000 partnership units in the Operating Partnership (based on an agreed per unit value of $20.00); and (ii) the balance in cash.

     CRI Properties. In June 1997, the Company acquired from Carlsberg Realty Inc. the CRI Properties, a portfolio of three Properties, aggregating approximately 245,600 square feet. The total acquisition cost, including capitalized costs, was approximately $14.8 million, which was paid entirely in cash. The CRI Properties consist of one office Property in California and one office/flex Property and one industrial Property in Arizona. The CRI Properties have been managed by Glenborough Corporation, one of the Associated Companies, since November 1996.

     CIGNA Properties. In April 1997, the Company acquired from two partnerships formed and managed by affiliates of CIGNA the CIGNA Properties, a portfolio of six Properties, aggregating approximately 616,000 square feet and 224 multi-family units. The total acquisition cost, including capitalized costs, was approximately $45.4 million, which was paid entirely in cash. The CIGNA Properties consist of two office Properties, two office/flex Properties, a shopping center and a multi-family Property, and are located in four states.

     E&L Properties. In April 1997, the Company acquired from seven partnerships and their general partner, a Southern California syndicator the E&L Properties, a portfolio of 11 Properties, aggregating approximately 523,000 square feet, together with associated management interests. The total acquisition cost, including capitalized costs, was approximately $22.2 million, which consisted of: (i) approximately $12.8 million of mortgage debt assumed; (ii) approximately $6.7 million in the form of 352,197 partnership units in the Operating Partnership (based on an agreed per unit value of $19.075); (iii) approximately $633,000 in the form of approximately 33,198 shares of Common Stock of the Company (based on an agreed per share value of $19.075), and (iv) the balance in cash. The E&L Properties consist of one office Property, nine office/flex Properties and one industrial Property, all located in Southern California.

     Riverview Property. In April 1997, the Company acquired from a private seller the Riverview Property, a 15-story office property containing 227,129 square feet located in Bloomington, Minnesota. The total acquisition cost, including capitalized costs, was approximately $20.5 million, which was paid entirely in cash.

     Lennar Properties. In April 1997, the Company acquired from two limited partnerships and one limited liability company managed by affiliates of Lennar Partners the Lennar Properties, a portfolio of three Properties, aggregating approximately 282,000 square feet. The total acquisition cost, including capitalized costs, was approximately $23.2 million, which was paid entirely in cash. The Lennar Properties consist of one office Property located in Virginia and one office/flex Property and one industrial Property, each located in Massachusetts.

     Scottsdale Hotel. In February 1997, the Company acquired the Scottsdale Hotel, a 163-suite hotel Property, which began operations in January 1996 and is located in Scottsdale, Arizona. The total acquisition cost, including capitalized costs, was approximately $12.1 million, which consisted of approximately $4.6 million of mortgage debt assumed, and the balance in cash. The Scottsdale Hotel and four of the Company's other hotel Properties are marketed as Country Suites by Carlson.

     Carlsberg Properties. In November 1996, the Company acquired a portfolio of six Properties (including one property on which the Company made a mortgage loan which included a purchase option), aggregating approximately 342,000 square feet, together with associated management interests (the "Carlsberg Properties"). The total acquisition cost including the mortgage loan and capitalized costs, was

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     approximately $23.2 million, which consisted of: (i) approximately $8.9 million of mortgage debt assumed; (ii) approximately $350,000 in the form of 24,844 shares of Common Stock of the Company (based on a per share value of $14.09); and (iii) the balance in cash. The Carlsberg Properties consist of five office Properties and one retail Property, located in two states. Concurrently with the Company's acquisition of the Carlsberg Properties, one of the Associated Companies assumed management of a portfolio of 13 additional properties with an aggregate of one million square feet under a venture with an affiliate of the seller. In June 1997, the Company acquired three of these properties, the CRI Properties, for an aggregate purchase price of $14.8 million.

     TRP Properties. In October 1996, the Company acquired a portfolio of 12 Properties, aggregating approximately 784,000 square feet and 538 multi-family units, together with associated management interests (the "TRP Properties"). The total acquisition cost, including capitalized costs, was approximately $43.8 million, which consisted of: (i) approximately $16.3 million of mortgage debt assumed; (ii) approximately $760,000 in the form of 52,387 partnership units in the Operating Partnership (based on a per unit value of $14.50); (iii) approximately $2.6 million in the form of 182,000 shares of Common Stock of the Company (based on a per share value of $14.50); and (iv) the balance in cash. The cash portion was financed through advances under the Line of Credit. The TRP Properties consist of three office, three office/flex, three industrial, one retail and two multi-family Properties, located in six states.

     Bond Street Property. In September 1996, the Company acquired a two-story, 40,595 square foot office building, in Farmington Hills, Michigan (the "Bond Street Property"). The total acquisition cost, including capitalized costs, was approximately $3.2 million, which consisted of approximately $391,000 in the form of 26,067 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Kash n' Karry Property. In August 1996, the Company also expanded an existing shopping center in Tampa, Florida through a purchase-leaseback transaction with the anchor tenant. The Company's initial acquisition cost, including capitalized costs, was approximately $1.6 million, all of which was paid in cash. In addition, the Company committed an additional $1.8 million for future expansion and tenant improvements, which the Company expects will also be paid in cash.

     San Antonio Hotel. In August 1996, the Company acquired a 64-room hotel Property (the "San Antonio Hotel"), which is located in San Antonio, Texas. The total acquisition cost, including capitalized costs, was approximately $2.8 million, which was paid in cash.

     UCT Property. In July 1996, the Company acquired a 23-story, 272,443 square foot office building, in St. Louis, Missouri (the "UCT Property"). The total acquisition cost, including capitalized costs, was approximately $18.8 million, which consisted of approximately $350,000 in the form of 23,333 partnership units in the Operating Partnership (based on a per unit value of $15.00), and the balance paid in cash.

     Also reflects the sale of the six Atlanta Auto Care Center Properties and nine of the ten QuikTrip Properties in June 1997 for an aggregate sales price of approximately $12.0 million. The remaining QuikTrip Property was sold in October 1997 for a sale price of approximately $1.1 million.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

2. Reflects the completed acquisitions of the following properties and property portfolios:

                                                     PURCHASE PRICE
                                                       (IN 000'S)         DATE ACQUIRED
                                                     --------------     ------------------
        Windsor Portfolio..........................     $423,200        January 8, 1998
        Marion Bass Portfolio......................       58,300        December 31, 1997
        Opus Portfolio.............................       27,900        December 22, 1997
        Thousand Oaks..............................       51,300        December 18, 1997
        Bryant Lake................................        9,400        November 4, 1997
        Copley Properties..........................       63,700        October 24, 1997

     Windsor Portfolio. In January 1998, the Company acquired the Windsor Portfolio. The Company acquired the Windsor Portfolio from Windsor Realty Fund II, of which Windsor Advisor, LLC is the general partner and DuPont Pension Fund Investments and Gid/S&S Limited Partnership are limited partners, and other entities affiliated with Windsor Realty Fund II, L.P. The Windsor Portfolio properties aggregate 3,383,240 net rentable square feet, located in the eastern and mid-western United States and are concentrated in suburban Washington, D.C., Chicago, Atlanta, Boston, Philadelphia, Tampa, Florida and Cary, North Carolina. The total acquisition cost, including capitalized costs, was approximately $423.2 million, comprised of: (i) approximately $160.5 million in assumption of debt; (ii) approximately $150.0 million in borrowings under the Interim Loan and; (iii) the balance in cash including cash from borrowings under the Acquisition Credit Facility. See "Use of Proceeds".

     Marion Bass Portfolio. In December 1997, the Company acquired the Marion Bass Portfolio aggregating 1,385 units from 14 limited partnerships each of whose general partner is Marion Bass Real Estate Group. The total acquisition cost, including capitalized costs, was approximately $58.3 million, comprising $23.5 million of assumed debt and the balance in cash, including cash from borrowings under the Acquisition Credit Facility. Of the 10 Marion Bass Portfolio Properties, 6 are located in Charlotte, North Carolina, two are in Monroe, North Carolina, one is in Raleigh, North Carolina and one in Pineville, North Carolina.

     Opus Portfolio. In December 1997, the Company acquired the Opus Portfolio aggregating 289,874 square feet from four limited liability companies affiliated with Opus Properties, LLC. The total acquisition cost, including capitalized costs, was approximately $27.9 million, all of which was paid in cash, including cash from borrowings under the Acquisition Credit Facility. Four of the Opus Portfolio Properties are located in or near Tampa, Florida, and one is located in Denver, Colorado.

     Thousand Oaks. In December 1997, the Company acquired Thousand Oaks. The total acquisition cost, including capitalized costs, was approximately $51.3 million, which was paid entirely in cash, including cash from borrowings under the Acquisition Credit Facility. The Thousand Oaks property includes 10 acres suitable for the development of 182,000 square feet of office space. Thousand Oaks is located in Memphis, Tennessee.

     Bryant Lake. In November 1997, the Company acquired Bryant Lake from Outlook Income Fund 9, a limited partnership in which GC is managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

     Copley Properties. In October 1997, the Company acquired the Copley Properties from six separate limited partnerships in which affiliates of AEW Capital Management, L.P. (successors in interest to one or more affiliates of Copley Advisors Inc.) serve as general partners. The total acquisition cost, including capitalized costs, was approximately $63.7 million, which was paid entirely in cash. The Copley Properties comprise 766,269 square feet of industrial space, with one property located in Tempe, Arizona, one in Anaheim, California, one in Columbia, Maryland and five in Las Vegas, Nevada.

     These acquisitions were funded with approximately $115.6 million of the net proceeds from the October 1997 Offering, assumption of approximately $188.8 million of mortgage debt, approximately $150.0 million of the proceeds of the Interim Loan and approximately $179.8 million of borrowings under the Acquisition Credit Facility. The assumed mortgages bear interest at rates of 7.25% to 8.70% and mature between 1999 and 2030 . The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 0.8% to LIBOR plus 1.3% (assumed to be 6.850% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). In connection with obtaining the Acquisition Credit Facility, the Company paid fees of $1,863,000 which are shown as a reduction of cash and an increase in other assets.

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months. In connection with obtaining the Interim Loan, the Company paid fees of $300,000 which are shown as a reduction of cash and an increase in other assets.

     Tenant security deposits of approximately $1,880,000 related to these acquisitions are reflected as cash and other liabilities.

     Also reflects $267.7 million of net proceeds from the October 1997 Offering and the full repayment of a $114 interim unsecured loan, $4.9 million of mortgage debt, and $28.9 million on the Company's previous $50 million Line of Credit. This Line of Credit has been replaced by the Acquisition Credit Facility.

3. Reflects the pending acquisitions of the following properties and property portfolios:

                                                                                PURCHASE
                                                                                 PRICE
                                                                               (IN 000'S)
                                                                             --------------
        Pru-Bache Portfolio................................................     $ 43,500
        Eaton & Lauth Portfolio............................................       99,700
        Capitol Center.....................................................       12,800

     Pru-Bache Portfolio. The Company has entered into a definitive agreement to acquire all of the real estate assets of Prudential-Bache/Equitec Real Estate Partnership, a California limited partnership in which the managing general partner is Prudential-Bache Securities, Inc., and in which Glenborough Corporation and Robert Batinovich, the Company's Chairman and Chief Executive Officer, have served as co-general partners since March of 1994, but do not hold a material equity or economic interest. The total acquisition cost, including capitalized costs, is expected to be approximately $43.6 million, which is to be paid entirely in cash. The Pru-Bache Portfolio comprises four office buildings aggregating 405,825 square feet and one office/flex property containing 121,645 square feet. This acquisition is subject to a

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     number of contingencies including approval of the acquisition by a majority vote of the limited partners of Prudential-Bache/Equitec Real Estate Limited Partnership, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

     Eaton & Lauth Portfolio. The Company is negotiating the definitive terms of an agreement to acquire the Eaton & Lauth Portfolio from a number of partnerships in which affiliates of Eaton & Lauth serve as general partners. The total acquisition cost, including capitalized costs, is expected to be approximately $99.7 million, comprising: (i) approximately $68.8 million of assumed debt, of which approximately $36.8 million is expected to be paid in cash; and (ii) approximately $30.0 million of equity. The equity consideration will consist of: (i) up to $10.0 million in the form of shares of Common Stock or cash, with a maximum of $6.0 million of Common Stock (based on a negotiated per unit value of $25.00); and (ii) the balance in the form of partnership units in the Operating Partnership (based on a negotiated per unit value of $25.00). The Eaton & Lauth Portfolio properties are located in the Indianapolis, Indiana area. This acquisition is subject to a number of contingencies including the negotiation of definitive terms of an agreement, satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this transaction will be completed.

     Capitol Center. The Company has entered into a definitive agreement to acquire Capitol Center, a 161,468 square foot office/flex complex located in Des Moines, Iowa. The total acquisition cost, including capitalized costs, is expected to be approximately $12.8 million, comprising: (i) $500,000 to $1,000,000 in the form of 17,241 to 34,482 partnership units in the Operating Partnership (based on an assumed per unit value of $29.00 (which will be determined using the 10-day average per share price of Common Stock as of the closing date)); (ii) approximately $4.3 million of assumed debt; and (iii) the balance in cash. The accompanying Pro Forma Consolidated Balance Sheet assumes the issuance of 17,241 partnership units in the Operating Partnership. This acquisition is subject to a number of contingencies including satisfactory completion of due diligence and customary closing conditions. As a result, there can be no assurance that this acquisition will be completed.

     These acquisitions are expected to be funded with approximately $81.2 million of the net proceeds from the Offering (see Footnote 4), assumption of approximately $36.3 million of mortgage debt, approximately $8.0 million of borrowings on the Acquisition Credit Facility, the issuance of 960,000 Operating Partnership units with an aggregate approximate value of $24.0 million (based on $25.00 per unit value), the issuance of 17,241 Operating Partnership units with an aggregate approximate value of $500,000 (based on an assumed per unit value of $29.00 (which will be determined using the 10-day average per share price of Common Stock as of the closing date)), and the issuance of 240,000 shares of Common Stock of the Company with an aggregate approximate value of $6.0 million. These assumed mortgages bear interest at rates of 6.00% to 8.82% and mature between 2005 and 2015.

     Tenant security deposits of approximately $720,000 related to these acquisitions are reflected as an increase in cash and other liabilities.

4. Reflects the net proceeds from the Offering of 8,000,000 shares of the Company's Series A Preferred Stock at a price of $25.00 per share. In connection with the Offering, the Company is expected to incur costs of approximately $8.5 million.

5. Reflects the repayment of $68.0 million of certain mortgage debt and $59.7 million of borrowings on the Interim Loan. In conjunction with the repayment of the mortgage debt, the Company will incur

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     approximately $6.4 million in prepayment penalty fees. These fees are not reflected as an expense in the accompanying pro forma consolidated statements of operations for the nine months ended September 30,

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

     1997 and the year ended December 31, 1996 as the expense will be an extraordinary item. However, the payment of the fees is shown as a use of cash on the accompanying proforma consolidated balance sheet as of September 30, 1997.

6. Reflects the sale of one of the ten QuikTrip properties, the sale of the Summer Breeze property and the GRCAA transaction. See "Recent
   Activities -- Financing Activities." Excludes the sale of the Shannon Crossing property which will not occur until late in calendar 1998.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             OTHER
                                             COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                          HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                          -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue........       $35,899        $93,794           $15,781         $    --     $ (1,475)    $143,999
  Equity in earnings of
     Associated
     Companies..........         1,942             --                --              --          279        2,221
Fees, interest and other
  income................         1,739             --                --              --          (50)       1,689
                            ----------        -------           -------         -------     --------   ----------
          Total
            Revenue.....        39,580         93,794            15,781              --       (1,246)     147,909
                            ----------        -------           -------         -------     --------   ----------
OPERATING EXPENSES
  Operating expenses....        11,282         31,858             5,272              --         (349)      48,063
  General and
     administrative.....         2,031            986               170              --           --        3,187
  Depreciation and
     amortization.......         8,867         17,662             3,121              --         (300)      29,350
  Interest expense......         6,416         27,281             2,540          (6,266)        (420)      29,551
                            ----------        -------           -------         -------     --------   ----------
          Total
            operating
            expenses....        28,596         77,787            11,103          (6,266)      (1,069)     110,151
                            ----------        -------           -------         -------     --------   ----------
  Income from operations
     before minority
     interest...........        10,984         16,007             4,678           6,266         (177)      37,758
  Minority interest.....          (689)            --                --              --       (1,861)      (2,550)
                            ----------        -------           -------         -------     --------   ----------
  Net income(6).........       $10,295        $16,007           $ 4,678         $ 6,266     $ (2,038)    $ 35,208
                            ==========        =======           =======         =======     ========   ==========
  Preferred Dividends...            --             --                --              --      (11,250)     (11,250)
                            ----------        -------           -------         -------     --------   ----------
  Net income allocable
     to common
     shareholders.......       $10,295        $16,007           $ 4,678         $ 6,266     $(13,288)    $ 23,958
                            ==========        =======           =======         =======     ========   ==========
  Primary net income per
     common share(7)....       $  0.71                                                                   $   0.74
                            ==========                                                                 ==========
  Primary weighted
     average common
     shares
     outstanding(7).....    14,512,987                                                                 32,158,512
                            ==========                                                                 ==========

                     GLENBOROUGH REALTY TRUST INCORPORATED

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             OTHER
                                             COMPLETED          PENDING       DEBT TRANS-   ADJUST-       PRO
                          HISTORICAL(1)   TRANSACTIONS(2)   ACQUISITIONS(3)   ACTIONS(4)    MENTS(5)     FORMA
                          -------------   ---------------   ---------------   -----------   --------   ----------
REVENUES
  Rental revenue........      $17,943         $149,577          $20,252          $   --      $(2,700)    $185,072
  Equity in earnings of
     Associated
     Companies..........        1,598               --               --              --           29        1,627
  Fees, interest and
     other income.......        1,391               --               --              --         (258)       1,133
                            ---------         --------          -------         -------     --------   ----------
          Total
            Revenue.....       20,932          149,577           20,252              --       (2,929)     187,832
                            ---------         --------          -------         -------     --------   ----------
OPERATING EXPENSES
  Operating expenses....        5,266           50,534            7,194              --         (615)      62,379
  General and
     administrative.....        1,393            1,714              227              --           --        3,334
  Depreciation and
     amortization.......        4,575           29,794            4,161              --         (562)      37,968
  Interest expense......        3,913           36,585            3,361          (5,986)        (738)      37,135
                            ---------         --------          -------         -------     --------   ----------
          Total
            operating
            expenses....       15,147          118,627           14,943          (5,986)      (1,915)     140,816
                            ---------         --------          -------         -------     --------   ----------
  Income from operations
     before minority
     interest...........        5,785           30,950            5,309           5,986       (1,014)      47,016
  Minority interest.....         (292)              --               --              --       (3,047)      (3,339)
                            ---------         --------          -------         -------     --------   ----------
  Net income(6).........       $5,493          $30,950           $5,309          $5,986      $(4,061)     $43,677
                            ---------         --------          -------         -------     --------   ----------
  Preferred Dividends...           --               --               --              --      (15,000)     (15,000)
                            ---------         --------          -------         -------     --------   ----------
  Net income allocable
     to common
     shareholders.......       $5,493          $30,950           $5,309          $5,986     $(19,061)     $28,677
                            ---------         --------          -------         -------     --------   ----------
  Primary net income per
     common share(7)....        $0.83                                                                       $0.89
                            ---------                                                                  ----------
  Primary weighted
     average common
     shares
     outstanding(7).....    6,632,707                                                                  32,158,512
                            ---------                                                                  ----------

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

1. Reflects the historical consolidated operations of the Company for the nine months ended September 30, 1997, excluding the gains on the sale of property and the collection of a mortgage loan receivable totaling $1,207, and reflects the historical consolidated operations of the Company for the year ended December 31, 1996, excluding the gain on the sale of property of $321, an extraordinary loss on refinancing of debt of $186, consolidation costs of $6,082 and litigation costs of $1,155. Consolidation and litigation costs are all related to the formation of the Company and are non-recurring.

2. Reflects the historical operations of the Windsor Portfolio, Marion Bass Portfolio, Opus Portfolio, Thousand Oaks, Bryant Lake and Copley Properties (collectively the "Recent 1997 Acquisitions") for the nine months ended September 30, 1997, as well as the historical operations of the Citibank Park Property, Advance Properties, T. Rowe Price Properties, Centerstone Property, CRI Properties, CIGNA Properties, E&L Properties, Riverview Property, Lennar Properties and the Scottsdale Hotel (collectively, the "Prior 1997 Acquisitions") for the nine months ended September 30, 1997 or portion of 1997 prior to acquisition.

                                                       NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    (OR PORTION OF 1997 PRIOR TO ACQUISITION)
                        --------------------------------------------------------------------------------------------------
                         WINDSOR     MARION BASS     OPUS     THOUSAND                 COPLEY     PRIOR 1997     COMBINED
                        PORTFOLIO     PORTFOLIO    PORTFOLIO    OAKS    BRYANT LAKE  PROPERTIES  ACQUISITIONS     TOTAL
                        ----------   -----------   ---------  --------  -----------  ----------  ------------   ----------
    Revenues...........  $ 40,713     $   7,160    $     796  $ 4,658     $ 1,298      $5,115      $ 34,054      $ 93,794
    Operating
      expenses.........   (15,195)       (2,804)          --   (1,776)       (490)     (1,010)      (10,583)      (31,858)
                         --------      --------     --------  -------      ------
                         $ 25,518     $   4,356    $     796  $ 2,882     $   808      $4,105      $ 23,471      $ 61,936
                         ========      ========     ========  =======      ======

     Reflects the historical operations of the Recent 1997 Acquisitions and the Prior 1997 Acquisitions for the year ended December 31, 1996 and the historical operations of the Carlsberg Properties, TRP Properties, Bond Street Property, Kash n' Karry Property, San Antonio Hotel and UCT Property (collectively, the "1996 Acquisitions") for the portion of 1996 prior to acquisition.

                                                           YEAR ENDED DECEMBER 31, 1996
                                                    (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                                   ----------------------------------------------------------------------------
                                     WINDSOR      MARION BASS     OPUS      THOUSAND                   COPLEY
                                    PORTFOLIO      PORTFOLIO    PORTFOLIO     OAKS     BRYANT LAKE   PROPERTIES
                                   ------------   -----------   ---------   --------   -----------   ----------
    Revenues......................   $ 53,738       $ 9,351     $      80   $ 5,778      $ 1,778      $  6,460
    Operating expenses............    (19,914)       (3,271)           --    (2,164)        (612)       (1,216)
                                     --------       -------      --------   -------       ------       -------
                                     $ 33,824       $ 6,080     $      80   $ 3,614      $ 1,166      $  5,244
                                     ========       =======      ========   =======       ======       =======

                                                           YEAR ENDED DECEMBER 31, 1996
                                                    (OR PORTION OF 1996 PRIOR TO ACQUISITION)
                                   ----------------------------------------------------------------------------
                                    PRIOR 1997       1996       COMBINED
                                   ACQUISITIONS   ACQUISITIONS    TOTAL
                                   ------------   -----------   ---------
    Revenues......................   $ 60,449       $11,943     $ 149,577
    Operating expenses............    (19,033)       (4,324)      (50,534)
                                     --------       -------      --------
                                     $ 41,416       $ 7,619     $  99,043
                                     ========       =======      ========

     The results of operations of the Windsor Portfolio for the year ended December 31, 1996 include estimates for certain properties not acquired by Windsor until 1997.

     The results of operations of the Opus Portfolio reflect the period from the date of completion to the end of the periods presented. All properties are single tenant buildings under triple net leasing arrangements for which the tenant is responsible for the payment of all operating expenses.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Certain of the T. Rowe Price Properties' operating results reflect the year ended September 30, 1996 rather than December 31, 1996. These have been combined as if the year ends of all properties were the same. In the opinion of management, the operations of these properties is not seasonal.

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30-40 years on a straight-line basis and estimated pro forma general and administrative expenses related to these acquisitions.

     Also, reflects the estimated pro forma interest on the mortgage debt assumed in connection with the acquisition of the Windsor Portfolio, Marion Bass Portfolio, Advance Properties, E&L Properties, Scottsdale Hotel, TRP Properties and Carlsberg Properties; the Interim Loan and the pro forma advances under the Acquisition Credit Facility in connection with the various 1998, 1997 and 1996 completed property acquisitions. The estimated interest on the mortgage loans assumed is based upon an assumed weighted average rate of 7.72%. The Acquisition Credit Facility bears interest on a sliding scale ranging from LIBOR plus 0.8% to LIBOR plus 1.3% (assumed to be 6.850% for the nine months ended September 30, 1997 and 6.525% for the year ended December 31, 1996). A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Acquisition Credit Facility as of September 30, 1997 to change by $235 on an annualized basis. The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996.) A 1/8% change in LIBOR would cause the interest expense on the outstanding pro forma balance of the Interim Loan as of September 30, 1997 to change by $113 on an annualized basis.

3. Reflects the historical operations of the Pru-Bache Portfolio, Eaton & Lauth Portfolio and Capitol Center (the "Pending Acquisitions") for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

                                                              NINE MONTHS ENDED
                                                             SEPTEMBER 30, 1997
                                         -----------------------------------------------------------
                                         PRU-BACHE     EATON & LAUTH                        COMBINED
                                         PROPERTIES      PORTFOLIO       CAPITOL CENTER      TOTAL
                                         ---------     -------------     --------------     --------
    Revenues...........................   $ 5,242         $ 8,762           $  1,777        $15,781
    Operating expenses.................    (1,915)         (2,593)              (764)        (5,272)
                                          -------         -------            -------        -------
                                          $ 3,327         $ 6,169           $  1,013        $10,509
                                          =======         =======            =======        =======

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                         -----------------------------------------------------------
                                         PRU-BACHE     EATON & LAUTH                        COMBINED
                                         PROPERTIES      PORTFOLIO       CAPITOL CENTER      TOTAL
                                         ---------     -------------     --------------     --------
    Revenues...........................   $ 6,379         $11,512           $  2,361        $20,252
    Operating expenses.................    (2,682)         (3,470)            (1,042)        (7,194)
                                          -------         -------            -------        -------
                                          $ 3,697         $ 8,042           $  1,319        $13,058
                                          =======         =======            =======        =======

     Also, reflects estimated annual depreciation and amortization, based upon estimated useful lives of 30 years on a straight-line basis and estimated general and administrative expenses related to these acquisitions.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

     Also, reflects the estimated interest on the assumption of approximately $36,300 in debt in connection with the acquisition of the Eaton & Lauth Portfolio and Capitol Center. The weighted average interest rate on the assumed debt is 7.83%.

4. Reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the Company's original secured bank line with the borrowings on the Company's previous line of credit for the year ended December 31, 1996. Also, reflects the estimated pro forma interest and the related effect on loan fee amortization expense on the repayment of the line of credit, a $114 million interim unsecured loan, certain mortgage debt and a portion of the Interim Loan from proceeds from the October 1997 Offering and the Offering for the nine months ended September 30, 1997 and the year ended December 31, 1996. Also reflects the pro forma loan fee amortization expense and unused facility fees related to the Acquisition Credit Facility for each of the periods presented. These transactions result in a net decrease in interest expense consisting of the following:

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,          YEAR ENDED
                                                               1997            DECEMBER 31, 1996
                                                         -----------------     -----------------
    Interest differential..............................       $ 3,115              $   5,739
    Interest on repayments.............................        (9,652)               (12,158)
    Amortization of new loan fees......................           267                    414
    Amortization of old loan fees......................           (66)                   (74)
    Unused Acquisition Credit Facility fees............            70                     93
                                                              -------               --------
                                                              $(6,266)             $  (5,986)
                                                              =======               ========

     The Interim Loan bears interest at LIBOR plus 1.75% (assumed to be 7.50% for the nine months ended September 30, 1997 and 7.175% for the year ended December 31, 1996) and has a term of three months with an option to extend the term to three additional months.

     A $114 million interim unsecured loan and the Company's previous line of credit have no net impact on pro forma interest expense as these loans were repaid in full from proceeds of the October 1997 Offering.

     The amortization of the new loan fees is based upon total estimated fees and costs of approximately $2,163 over the respective terms of the related Acquisition Credit Facility and the Interim Loan. The unused Acquisition Credit Facility fees are based upon 0.15% of the pro forma unused Acquisition Credit Facility capacity as of September 30, 1997 of approximately $62.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

5. Reflects the following adjustments:

                                                               FOR THE NINE
                                                               MONTHS ENDED        FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                            ------------------     ------------------
    Rental Revenue
      Elimination of revenues of sold properties..........       $ (1,475)              $ (2,700)
                                                                  =======                  =====
    Equity in earnings of the Associated Companies
      GHG
         Addition of the Scottsdale & San Antonio
           Hotels.........................................             77                     10
         Disposition of properties from the managed
           portfolio......................................            (27)                   (93)
      GC
         Addition of the Carlsberg fee managed
           properties.....................................             --                    141
         Elimination of revenues related to sale of
           properties managed by the Associated
           Companies......................................         (1,228)                (1,852)
         Elimination of expenses related to sale of
           properties managed by the Associated
           Companies......................................          1,667                  1,846
                                                                  -------                  -----
           Net decrease in income.........................            489                     52
           Provision for income taxes.....................           (210)                   (23)
                                                                  -------                  -----
    Net decrease in equity in earnings to the Company.....       $    279               $     29
                                                                  =======                  =====
    Fees, interest and other income
      Additional Interest on Grunow note receivable
         relating to the Carlsberg Properties acquisition
         at 11% per annum.................................       $     --               $    347
      Reduction of interest due to collection of Hovpark
         note receivable at 8% per annum..................            (50)                  (605)
                                                                  -------                  -----
    Net decrease in fees, interest and other income.......       $    (50)              $   (258)
                                                                  =======                  =====
    Operating expenses
      Elimination of expenses of Sold Properties..........       $   (375)              $   (700)
      Additional expenses of the E&L Properties...........             26                     85
                                                                  -------                  -----
    Net decrease in operating expenses....................       $   (349)              $   (615)
                                                                  =======                  =====
    Depreciation and amortization
      Elimination of expenses of Sold Properties..........       $   (300)              $   (562)
                                                                  =======                  =====
    Interest expense and loan fee amortization expense
      reduction due to repayment of mortgage debt from
      proceeds from Sold Properties.......................       $   (420)              $   (738)
                                                                  =======                  =====

          Excludes the effects of the sale of the Shannon Crossing Property which will not occur until late 1998.

                     GLENBOROUGH REALTY TRUST INCORPORATED

                       NOTES AND ADJUSTMENTS TO PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (UNAUDITED, DOLLARS IN THOUSANDS)

6. The pro forma taxable income before dividends paid deduction for the Company for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is calculated as follows:

                                                               FOR THE NINE
                                                               MONTHS ENDED        FOR THE YEAR ENDED
                                                            SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                                            ------------------     ------------------
    Pro forma net income from operations..................       $ 35,208               $ 43,677
      Add: GAAP basis depreciation and amortization.......         29,350                 37,968
      Less: Tax basis depreciation and amortization.......        (21,249)               (28,199)
      Other book-to-tax differences.......................           (900)                   255
                                                                  -------                -------
      Pro forma taxable income............................       $ 42,409               $ 53,701
                                                                  =======                =======

7. Primary per share amounts reflect the dilutive effects of outstanding stock options on a historical basis as of September 30, 1997 and December 31, 1996, respectively based upon the average price per common share for the period presented. Pro forma primary per share amounts for the same periods assume an average price per share of $29.00. On an historical basis, there was no dilutive effect resulting from the outstanding stock options for the year ended December 31, 1996. The effects of the conversion of Operating Partnership units and Series A Preferred Stock into Common Stock are either anti-dilutive or not material in all periods presented.

     The impact on reported per share amounts resulting from the adoption of Statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" will not be material.